UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2007 (January 29, 2007)

TATONKA OIL AND GAS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-50190	47-0877018
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

1515 Arapahoe Street, Tower 1, 10th floor, Denver, Colorado 80202
(Address of principal executive offices) (zip code)

(303) 476-4100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

     On January 29, 2007, Tatonka Oil and Gas Company, Inc. (the “company”) signed an agreement to purchase oil and gas interests in the SW Lance Creek and the Lateral Pond Properties from Seer Energy, LLC for $1,960,000. The company has paid Seer a $196,000 deposit against the purchase, refundable only if Seer is unable to deliver the interests at closing. Subsequent to January 29, 2007, the parties extended the closing date to not later than September 21, 2007.

     The subject interests (which have an average net revenue interest of at least 80%, except for two with NRIs of 79.5% and 79.91%) are located on mostly BLM leases, with a few on Wyoming State leases and fee leases. The properties produce oil and will be operated by the company.

Section 9 – Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

None.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tatonka Oil and Gas Company, Inc.

Dated: September 10, 2007	By:/s/ DIRCK TROMP
Dirck Tromp
Chief Executive Officer